Exhibit 10.8

                  AMENDED AND RESTATED MONITORING AGREEMENT (this "Agreement"), dated as of September 30, 2004, among GRAHAM PACKAGING HOLDINGS COMPANY, LP, a Pennsylvania limited partnership ("GPHC"), GRAHAM PACKAGING COMPANY, LP, a Delaware limited partnership ("Opco"), BLACKSTONE MANAGEMENT PARTNERS III L.L.C., a Delaware limited liability company ("BMP"), and GRAHAM ALTERNATIVE INVESTMENT PARTNERS I, a Pennsylvania limited partnership ("GAIP").

                  WHEREAS, BMP, by and through itself, its affiliates and their respective officers, employees and representatives, has expertise in the areas of finance, strategy, investment and acquisitions relating to the business of GPHC and Opco; and

                  WHEREAS, GAIP, by and through itself, its affiliates and their respective officers, employees and representatives, has expertise in the operations of the business of GPHC and Opco; and

                  WHEREAS, GPHC, Opco and BMP are parties to a Monitoring Agreement, dated as of February 2. 1998 (the "Existing Monitoring Agreement"); and

                  WHEREAS, the parties hereto desire that, effective as of the Closing Date contemplated by the Stock Purchase Agreement, dated as of July 28, 2004, by and among Opco, OI Plastic Products FTS, Inc., a Delaware corporation, and Owens-Illinois, Inc., a Delaware corporation (the "Closing Date"), the Existing Monitoring Agreement be amended and restated as set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions contained herein, the parties hereto agree that the Existing Monitoring Agreement is hereby amended and restated as of the Closing Date as follows:

     1. Appointment. GPHC and Opco hereby appoint BMP and GAIP to render the advisory and consulting services described in Section 2 hereof for the term of this Agreement.

     2. Services.

               (a) BMP hereby agrees that during the term of this Agreement it shall render to GPHC and Opco, by and through itself, its affiliates, and their respective officers, employees and representatives as BMP in its sole discretion shall designate from time to time, advisory and consulting services in relation to the affairs of GPHC, Opco and their subsidiaries, including, without limitation, (i) advice in designing financing structures and advice regarding relationships with GPHC, Opco and their subsidiaries' lenders and bankers; (ii) advice regarding the structure and timing of public and private offerings of debt and equity securities of GPHC, Opco and their subsidiaries; (iii) advice regarding property dispositions or acquisitions; and (iv) such other advice directly related or ancillary to the above financial advisory services as may be reasonably requested by GPHC and Opco. It is expressly agreed that the services to be performed hereunder shall not include investment banking or other financial advisory services rendered by BMP or its affiliates to GPHC and Opco in connection with any specific acquisition, divestiture, refinancing or recapitalization by GPHC, Opco or any of their subsidiaries. BMP may be entitled to receive additional compensation for providing services of the type specified in the preceding sentence by mutual agreement of GPHC, Opco or such subsidiary and BMP.

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               (b) GAIP hereby agrees that during the term of this Agreement it shall render to GPHC and Opco, by and through itself, its affiliates, and their respective officers, employees and representatives as GAIP in its sole discretion shall designate from time to time, advisory and consulting services in relation to the business and operations of GPHC, Opco and their subsidiaries.

     3. Fees.

               (a) GPHC and Opco and their respective successors, jointly and severally, agree to pay to BMP an annual fee (the "BMP Monitoring Fee") of $3,000,000, payable in quarterly installments on March 31, June 30, September 30 and December 31 (each such date, a "Payment Date") of each year commencing on December 31, 2004 and continuing through the earlier of (i) the date on which affiliates of BMP hold, directly or indirectly, beneficial ownership of less than 10% of the equity interests of GPHC acquired on February 2, 1998 pursuant to the Agreement and Plan of Recapitalization, Redemption and Purchase, dated as of December 18, 1997, by and among GPHC, Graham Packaging Corporation, a Pennsylvania corporation, GAIP, Graham Engineering Corporation, a Pennsylvania corporation, Graham Capital Corporation, a Pennsylvania corporation, Graham Recycling Corporation, a Pennsylvania corporation, Donald C. Graham, BCP/Graham Holdings LLC, a Delaware limited liability company, and BMP/Graham Holdings Corporation, a Delaware corporation, or (ii) such date as GPHC, Opco and BMP shall agree (the "BMP Termination Date").

               (b) GPHC and Opco and their respective successors, jointly and severally, agree to pay to GAIP an annual fee (the "GAIP Monitoring Fee") of $1,000,000, payable in quarterly installments through the earlier of (i) the date on which GAIP and its affiliates hold, directly or indirectly, beneficial ownership of less than one-third (1/3rd) of the equity interests of GPHC that were held by such entities on February 2, 1998, or (ii) such date as GPHC, Opco and GAIP shall agree (the "GAIP Termination Date"), but in either case subject to Section 3(c). The GAIP Monitoring Fee will be paid on each Payment Date on which GPHC, Opco or any of their respective successors pays a portion of the BMP Monitoring Fee. GAIP hereby acknowledges and agrees that, subject to Section 3(c), its right to the GAIP Monitoring Fee will terminate at the BMP Termination Date. GAIP hereby further acknowledges and agrees that BMP shall have the right in its sole discretion:

     o to terminate its right to the BMP Monitoring Fee, in which case, subject to Section 3(c), GAIP's right to the GAIP Monitoring Fee will also be terminated;

     o to reduce the amount of the BMP Monitoring Fee, in which case, subject to Section 3(c), the amount of the GAIP Monitoring Fee will also be reduced on a proportionate basis; or

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     o    to accept a monetization or a buy out of the BMP Monitoring Fee, in which case, subject to Section 3(c), GAIP will be deemed to have agreed to a monetization or buy out of the GAIP Monitoring Fee on a proportionate basis.

               (c) Notwithstanding anything herein to the contrary, GAIP's right to receive the GAIP Monitoring Fee may not terminate or be subject to any reduction (it being agreed that a deferral of fees pursuant to Section 3(e) shall not be considered a reduction), monetization or buy out unless GAIP has received GAIP Monitoring Fees aggregating not less than $4,000,000 (including any payments made to GAIP in respect of any monetization or buy out of the GAIP Monitoring Fee).

               (d) The quarterly installments of the BMP Monitoring Fee and GAIP Monitoring Fee payable on December 31, 2004 shall not be prorated. Any BMP Monitoring Fee or GAIP Monitoring Fee for the last calendar year of this Agreement shall be prorated for the period of such year ending on the BMP Termination Date or the GAIP Termination Date, as the case may be.

               (e) To the extent required by any debt financing of GPHC, Opco or any of their subsidiaries, payment of the BMP Monitoring Fee and the GAIP Monitoring Fee shall be deferred until the earlier of (i) the dissolution of GPHC and (ii) the first date on which the payment of such deferred BMP Monitoring Fee and GAIP Monitoring Fee is not prohibited under such debt financing. Any BMP Monitoring Fee and GAIP Monitoring Fee deferred pursuant to this Section 3(e) shall bear interest at a rate of 10% per annum, compounded annually, from the date deferred until paid.

     4. Reimbursements. In addition to the fees payable pursuant to this Agreement, GPHC and Opco shall, subject to Sections 6.4(vii) and 6.7 of the Fifth Amended and Restated Agreement of Limited Partnership of GPHC, dated as of February 2, 1998, jointly and severally, pay directly or reimburse BMP and GAIP for their respective Out-of-Pocket Expenses (as defined below). For the purposes of this Agreement, the term "Out-of-Pocket Expenses" shall mean the reasonable out-of-pocket costs and expenses reasonably incurred by BMP, GAIP or their respective affiliates in connection with the services rendered hereunder in pursuing, or otherwise related to, the business of GPHC or Opco, including, without limitation, (i) fees and disbursements of any independent professionals and organizations, including, without limitation, independent accountants, outside legal counsel or consultants, (ii) costs of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services and (iii) transportation, per diem costs, word processing expenses or any similar expense not associated with its ordinary operations. All reimbursements for Out-of-Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by BMP or GAIP to GPHC or Opco of a written statement thereof.

     5. Indemnification.

               (a) GPHC and Opco, jointly and severally, will indemnify and hold harmless BMP, GAIP, their respective affiliates, and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person being an "Indemnified Party") from and against any


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          and all losses, claims, damages and liabilities, whether joint or several (the "Liabilities"), related to, arising out of or in connection with the advisory and consulting services contemplated by this Agreement or the engagement of BMP and GAIP pursuant to, and the performance by BMP and GAIP of the services contemplated by, this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by GPHC or Opco. GPHC and Opco, jointly and severally, will reimburse any Indemnified Party for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) as such costs and expenses are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. GPHC and Opco will not be liable under the foregoing indemnification provision with respect to any Indemnified Party, to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of BMP or GAIP. If an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the gross negligence or willful misconduct of BMP or GAIP.

               (b) Notwithstanding any provision herein to the contrary, no partner of GPHC or Opco shall be liable for any obligations of GPHC or Opco hereunder, including, without limitation, the payment of the BMP Monitoring Fee or the GAIP Monitoring Fee pursuant to Section 3 hereof, the payment or reimbursement of Out-of-Pocket Expenses pursuant to Section 4 hereof and the indemnification obligations under
          Section 5(a) hereof.

     6. Accuracy of Information. GPHC and Opco shall furnish or cause to be furnished to BMP and GAIP such information as BMP or GAIP believe appropriate to its monitoring services hereunder and to the ownership by affiliates of BMP or GAIP of equity interests of GPHC and/or Opco (all such information so furnished being the "Information"). GPHC and Opco recognize and confirm that each of BMP and GAIP (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same,
(ii) does not assume responsibility for the accuracy or completeness of the Information and such other information and (iii) is entitled to rely upon the Information without independent verification.

     7. Term. This Agreement shall be effective as of the Closing Date and shall continue as to BMP until the BMP Termination Date and as to GAIP, until the GAIP Termination Date; provided that Section 4 hereof shall remain in effect with respect to Out-of-Pocket Expenses incurred prior to the BMP Termination Date; and provided further that Section 3(b) hereof shall remain in effect as to GAIP until GAIP has received GAIP Monitoring Fees aggregating not less than $4,000,000 as provided in Section 3(c) . The provisions of Sections 5, 6 and 8 hereof and other sections hereof as the context so requires shall survive the termination of this Agreement.

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     8. Permissible Activities. Subject to applicable law, nothing herein shall in any way preclude BMP, its affiliates or their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents or representatives from engaging in any business activities or from performing services for its or their own account or for the account of others, including, without limitation, for companies that may be in competition with the business conducted by GPHC or Opco.

     9. Miscellaneous.

               (a) No amendment or waiver of any provision of this Agreement, or consent to any departure by either party hereto from any such provision, shall be effective unless the same shall be in writing and signed by all of the parties hereto. Any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

               (b) Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by facsimile, Federal Express or other overnight courier, addressed as follows or to such other address of which the parties may have given notice:

                  If to BMP:

                                      c/o The Blackstone Group L.P.
                                      345 Park Avenue, 31st Floor
                                      New York, New York 10154
                                      Attention:  Howard A. Lipson
                                      Facsimile:  (212) 583-5703

                  If to GPHC or to Opco:

                    c/o Graham Packaging Holdings Company, LP
                                      2401 Pleasant Valley Road
                                      York, PA 17402
                                      Attention:  John E. Hamilton
                                      Facsimile:  (717) 849-8541

                  If to GAIP:

                                      c/o Graham Capital Company
                                      1420 Sixth Avenue
                                      York, PA 17403
                                      Attention: William H. Kerlin, Jr.
                                      Facsimile: (717) 848-5951

                  Unless otherwise specified herein, such notices or other communications shall be deemed received (i) on the date delivered, if delivered personally or sent by facsimile, and (ii) one business day after being sent by Federal Express or other overnight courier.

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               (c) This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto, including without limitation the Existing Monitoring Agreement.

               (d) The rights granted to BMP and GAIP shall not be transferred or assigned without the prior written consent of GPHC and Opco, except that each of BMP and GAIP may transfer or assign its rights under this Agreement to any of its affiliates.

               (e) This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. This Agreement shall inure solely to the benefit of, and be binding upon, BMP, GAIP, GPHC, Opco and their respective successors and assigns and, unless otherwise expressly provided herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided that the provisions of Section 5 hereof shall inure to the benefit of each Indemnified Party.

               (f) This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

               (g) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  [Remainder of page left blank intentionally]


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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as of the date first above written.

                  BLACKSTONE MANAGEMENT PARTNERS III L.L.C.

                  By: /s/ Howard A. Lipson
                     ---------------------------------
                      Name: Howard A. Lipson
                      Title:


                  GRAHAM PACKAGING HOLDINGS COMPANY, LP

                  By: BCP/Graham Holdings, LLC, its managing general partner

                  By: /s/ John E. Hamilton
                     ---------------------------------
                      Name: John E. Hamilton
                      Title: Vice President


                  GRAHAM PACKAGING COMPANY, L.P.

                  By: GPC Opco GP, LLC, its general partner

                  By: /s/ John E. Hamilton
                     ---------------------------------
                      Name: John E. Hamilton
                      Title: Chief Financial Officer, Treasurer and Secretary


                  GRAHAM ALTERNATIVE INVESTMENT PARTNERS I

                  By: Graham Family Growth (GP) Company, its general partner

                  By: GPC Investments, LLC, its general partner

                  By: /s/ William H. Kerlin, Jr.
                     ---------------------------------
                      Name: William H. Kerlin, Jr.
                      Title: President

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